Exhibit 99.1

QUARTERLY REPORT MARCH 2026 Comments from Interim Chief Executive Officer, Gerry Spindler “Following the completion of Coronado’s expansion program over the past two years, the business entered 2026 with higher leverage. Expansion commitments the Company made in 2024 were expected to be funded by strong operating performance, however the deterioration in Met Coal markets contributed to a weaker than expected outcome in 2025 and required the implementation of additional mitigation measures. Coronado commenced a structural operational and commercial reset during the quarter. The reset involves restructuring mine plans, improved productivity and modified contractor arrangements designed to strengthen performance. At Curragh, strong overburden removal strengthened coal recovery capability, increasing pit inventories expected to improve coal availability for the remainder of the year. At Buchanan, the operation successfully covered recent capital improvements following the resolution of early commissioning challenges, delivering solid production performance and more than doubled EBITDA compared to the quarter ending 31 December 2025, despite two longwall moves in the quarter. These outcomes reflect the asset’s inherent quality, its’ history of consistent contribution, and its’ enhanced earnings profile following recent investment. Q1 reflected early‑year operational activity, with higher run‑rates expected through the balance of the year following completion of these activities. In parallel, the reset of the Stanwell thermal arrangements has significantly strengthened Coronado’s underlying cash generation profile and liquidity position relative to prior periods, improving cash flow going HIGHLIGHTS ➢ Structural business reset targeting cash flow improvement started o Curragh mine plan optimization o Fleet productivity improvement o Mammoth underground optimization o Contract resets and management ➢ June quarter cash flow uplift expected from March index pricing (~US$35/t) ➢ Buchanan more than doubled EBITDA to US$30M vs quarter ending 31 December 2025, building on a history of delivery with stronger post‑expansion performance despite weak pricing ➢ No Stanwell rebate payable, with US$26M received under revised Stanwell arrangements ➢ Planned two‑week Curragh Complex CHPP shutdown and Buchanan longwall moves were successfully completed. Curragh overburden removal progressed well, with coal recovery temporarily constrained by rain, positioning production strongly for remainder of year. ➢ Q1 production outcomes reflected normal early‑year phasing across the sector, with operational run‑rates and unit cost performance expected to increase through Q2 and the second half following completion of planned activities

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forward. While reported cash flow for the quarter reflected production timing and sales mix, the business is now structurally significantly better positioned than in recent periods.

Capital discipline remains a priority. Coronado will continue to pursue selective upgrades to plant efficiency and targeted equipment improvements where returns are compelling. However, no new capital programs of the scale undertaken over the previous two years, are planned, or required, reflecting both the completion of the growth phase and the Company's focus on cash and balance sheet improvement.

With improving operational execution, stronger pricing that has emerged in 2026 and a clear reset on structural cost and productivity improvements, Coronado believes it is positioned to strengthen its financial position in the quarters ahead."

OPERATIONS AND SALES

Quarterly Segment Production, Sales volumes, and Realised pricing

Summary Information (unaudited)		Mar Q26	Dec Q25	Change	Mar 2026 YTD	Mar 2025 YTD	Change
ROM production	**Mt**	**5.4**	**6.9**	**-21.7%**	**5.4**	**5.8**	**-7.3%**
Australia	Mt	2.2	3.8	-41.5%	2.2	2.4	-8.7%
USA	Mt	3.2	3.1	2.6%	3.2	3.4	-6.3%
Saleable production	**Mt**	**3.0**	**4.3**	**-30.7%**	**3.0**	**3.5**	**-14.8%**
Australia	Mt	1.7	3.1	-44.4%	1.7	2.2	-21.3%
USA	Mt	1.3	1.2	4.2%	1.3	1.3	-3.8%
% Met Coal	%	83.6%	72.1%	11.5%	83.6%	83.0%	0.6%
Sales volumes	**Mt**	**3.5**	**4.4**	**-23.2%**	**3.5**	**3.4**	**0.4%**
Australia	Mt	2.2	3.0	-28.5%	2.2	2.2	-4.0%
USA	Mt	1.3	1.4	-9.1%	1.3	1.2	8.7%
Sales Mix							
Met Coal	%	71.4%	72.3%	-0.9%	71.4%	80.9%	-9.5%
Thermal Coal	%	28.6%	27.7%	0.9%	28.6%	19.1%	9.5%
Export Sales	%	74.4%	73.2%	1.2%	74.4%	69.7%	4.7%
Domestic Sales	%	25.6%	26.8%	-1.2%	25.6%	30.3%	-4.7%
Avg Mining Cash Cost / T Prod	**$/t**	**135.3**	**96.2**	**40.6%**	**135.3**	**102.7**	**31.8%**
Australia		148.8	89.0	67.2%	148.8	91.4	62.9%
USA		117.0	114.7	2.0%	117.0	121.5	-3.7%
Realised pricing ($/t)							
AU- Realised Met Price (FOB)	US	162.4	151.6	7.1%	162.4	152.9	6.2%
PLV HCC FOB AUS Index Price	US	234.7	200.1	17.3%	234.7	185.0	26.8%
% of PLV HCC FOB AUS Index	%	69.2%	75.8%	-6.6%	69.2%	82.6%	-13.4%
US - Realised Met Price (FOR)	US	168.5	144.9	16.3%	168.5	149.0	13.1%
% of PLV HCC FOB AUS Index	%	71.8%	72.4%	-0.6%	71.8%	80.5%	-8.7%
Group - Realised Met Price (combined FOB/FOR)	US	165.4	148.8	11.2%	165.4	151.3	9.3%
% of PLV HCC FOB AUS Index	%	70.4%	74.4%	-4.0%	70.4%	81.7%	-11.3%

Note: Coronado reports its production and financial information on a geographical segment basis. Please refer to production and sales data by mine. Some numerical figures in the above table have been subject to rounding adjustments. Accordingly, numerical figures shown as totals may not equal the sum of the figures that follow them.

Group Production Overview

Group performance in Q1 reflected planned maintenance activity and timing of coal recovery early in the quarter. While coal movements were affected during the period, operational improvements implemented across the Group materially strengthened coal recovery capability, pit inventory levels and the ability to sustain higher run-rates through the remainder of the year. Sales volumes, ROM production and Saleable production were lower quarter on quarter, while the Group delivered a stronger realised price and maintained a stable sales mix. Export share increased, and PLV supported a 11.2% uplift in average realised pricing relative to the previous quarter ending 31 December 2025. Unit costs were temporarily higher due to lower volumes and fixed-cost absorption and are expected to improve as production rates increase.

With the CHPP shutdown at Curragh, two longwall moves completed at Buchanan and the expansion infrastructure fully commissioned, the Group has materially strengthened its ability to capture operating leverage as run-rates increase.

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QUARTERLY REPORT MARCH 2026 QUARTERLY REPORT: Q1, MARCH 2026 3 Australian Operations (Curragh Complex) Q1 production outcomes at the Curragh Complex reflected planned CHPP work, delayed coal recovery and a temporary pause at Mammoth following the fatal incident in January. Overburden removal progressed well however, coal recovery was temporarily constrained by weather experienced across the sector. These impacts are expected to unwind over the coming quarters, with mine plan execution and stock positioning supporting improved coal availability for the remainder of the year. The operational improvements implemented over the past two years have enhanced the site’s resilience and recovery capability, reducing the impact of external disruptions and supporting more consistent performance through 2026. U.S. Operations For Buchanan Complex, momentum carried into Q1 FY26, with Buchanan delivering higher Sales volumes (+18.3%) higher Saleable production (+19.3%) and an 18.3% improvement in Met Coal realised pricing quarter on quarter. Costs increased modestly due to the two-longwall moves however are expected to remain below mid-cost curve levels. With both longwalls operating and expansion infrastructure fully commissioned, we believe Buchanan remains positioned for strong, consistent production and returns through 2026. Logan’s performance in Q1 reflected both the expected slowdown and the structural challenges facing the U.S. High‑Vol market. Sales volumes were significantly lower quarter on quarter as demand for High Vol tonnes remained constrained and the operation reduced production to align with available profitable sales pathways. Saleable production also moderated as the complex began winding down in line with the updated sales profile. In February, as part of the Company’s announced intention to preserve liquidity and protect shareholder value the Company issued a notice under the U.S. Worker Adjustment and Retraining Notification (WARN) Act for the Logan Complex, advising that the operation may be idled should sufficient sales for the remaining 2026 tonnages not be secured. Based on current market conditions, Logan is now idle, with the business continuing to ship existing inventory as required by sale commitments. Sales are therefore expected to be spread across the year as the Company works to optimise outcomes for remaining High Vol tonnes. Realised pricing at Logan declined in Q1, reflecting the ongoing pressure on High‑Vol products, while unit costs increased due to lower throughput and reduced fixed‑cost absorption as production levels were intentionally scaled back. The operation continues to be managed to preserve cash and maintain flexibility while the High‑Vol market remains structurally challenged. Safety and Health The March quarter delivered ongoing focus on safety across the Group following the two tragic fatal incidents that occurred in December 2025 and early January 2026. Our focus remains on supporting the affected families, teams, co-operating fully with the relevant authorities and ensuring that all required investigations are completed. In response, Coronado has intensified its Group‑wide safety initiatives, including targeted leadership engagement/interventions, strengthened critical risk management and additional training programs across both regions. These initiatives build on the safety frameworks already in place and are aimed at driving consistent, sustainable improvements in frontline behaviours and risk controls. As at 31 March 2026, the Group TRIR was 1.50 and the Company will continue to prioritise safety as its most important responsibility and will implement findings arising from the investigations to ensure a safer work environment across all sites. Sales volumes, Realisations and Mix Sales volumes were lower in the March quarter due to scheduled maintenance activity and delay in coal recovery. While total Sales volumes sold declined quarter on quarter, pricing outcomes improved across the Group. Met Coal accounted for approximately 71% of Group sales volumes in Q1. At the Group level, realised Met Coal pricing averaged approximately US$165.4/t compared to US$148.8/t for Q4 2025, reflecting stronger benchmark pricing. Thermal coal sales accounted for the remaining ~29% of Group volumes. On a Group basis, average realised thermal pricing was approximately US$52.8/t in Q1, reflecting a mix of domestic and export sales, contract pricing and the accounting impact of Stanwell arrangements. In Australia, thermal coal receipts improved materially during the quarter following the reset of the Stanwell arrangements in 2025, with Curragh’s thermal tonnes effectively achieving approximately 90% of the NEWC benchmark. The uplift was recognised on the balance sheet rather than in reported realised pricing for the quarter, providing a cash benefit while reported cash flow reflected production timing and sales mix.

QUARTERLY REPORT MARCH 2026 QUARTERLY REPORT: Q1, MARCH 2026 4 In the United States, a higher proportion of Buchanan tonnes in the sales mix drove a 16.3% increase in Met Coal realised pricing quarter on quarter. Buchanan’s higher‑quality production more than offset weaker pricing outcomes at Logan, where the High‑Vol market remains structurally pressured. Export sales increased to approximately 74.4% of total Group volumes during the quarter. The combination of stronger export exposure, improved product mix and higher benchmark pricing resulted in an 9.1% increase in Group average realised pricing to approximately US$133.2/t, despite lower overall sales volumes. METALLURGICAL COAL MARKETS Outlook The Met Coal market entered 2026 with increased strength following the price recovery that began late in 2025. PLV HCC FOB Australia averaged around US$200/t during the December 2025 quarter, supported by early‑year supply tightness, weather‑related disruptions in Queensland and continued constraints on Australian high‑quality exports. Prices moved higher into January, briefly reaching ~US$250/t, reflecting tighter seaborne availability and firmer restocking demand from key Asian steelmakers before stabilising throughout March at ~US$220/t with the Middle East conflict creating evolving challenges in sea freight and energy input cost uncertainty. Chinese import behaviour remained subdued, Indian demand remained robust and played an increasingly material role in absorbing seaborne supply as steel margins improved. On the supply side, Queensland weather constraints, Mongolian logistics variability and continued input cost pressures for higher cost U.S. producers provided ongoing support for the PLV and LV segments. The Middle East conflict from late February also created volatility in coal markets impacting the price movement in Met Coal and increasing thermal coal pricing as potential alternates to gas and liquid energy supply. The Company expects these supply side factors, together with improving ex China steel utilisation and geopolitical landscape to keep the PLV market relatively well supported into Q2. In contrast, the U.S. High Vol market remained structurally challenged. Reduced European steel production, shifts in trade flows, and increased competition among U.S. High Vol suppliers continued to limit both export pathways and pricing. Industry data indicates an ongoing reduction in U.S. High‑Vol exports into Europe and China, with volumes redirected into the more competitive, sea freight challenged Asian markets. High‑Vol products are increasingly being consumed as met coke blending components, resulting in persistent pricing pressure when competing with alternative Pacific basin supply. These market dynamics influenced the Company’s decision to idle Logan. Overall, the Company maintains a positive medium‑term outlook. Outside China, steel production is expected to gradually improve, supported by strengthening local demand, rising trade barriers against low‑cost Chinese steel, and continued capacity expansion in India. Supply rationalisation in both Australia and the U.S. is likely to support prices across the Met Coal market. Against this backdrop, Coronado’s diversified portfolio with low‑cost, PLV‑linked production in both regions remains well positioned to benefit from favourable pricing for higher‑quality Met Coal products. FINANCIAL PERFORMANCE Financial performance in the March quarter reflected planned operational activity early in the year, including the major CHPP shutdown at Curragh and two longwall relocations at Buchanan. While these activities temporarily reduced production and earnings, they were necessary to position the operations for planned performance throughout the remainder of the year. Results benefited from stronger realised pricing and disciplined capital management, partially offset by a stronger Australian dollar and higher diesel costs, which emerged late in the quarter. Importantly, the structural and commercial actions implemented last year and during the quarter are expected to significantly improve the Company’s cash generation profile heading into the balance of 2026. Revenues reflected lower Sales volumes following planned maintenance, delayed coal recovery and the temporary suspension of Mammoth at Curragh; however partly offset by higher realised pricing per tonne. Group average realised pricing increased 9.1% to approximately US$133.2/t, reflecting a higher contribution from Met Coal and improved Australian thermal pricing following the Stanwell reset. Results were impacted by foreign exchange (FX) movement, with the Australian dollar averaging closer to ~0.70 compared with a guidance assumption of 0.68 and the uplift in realised pricing offsetting the FX and cost headwinds at the operating level, noting that Buchanan is unaffected by the AUD. A one‑cent movement in the AUD:USD exchange rate equates to approximately US$15M of full‑year cash flow variance, highlighting the importance of recent pricing strength in preserving margins under a stronger currency environment.

QUARTERLY REPORT MARCH 2026 QUARTERLY REPORT: Q1, MARCH 2026 5 Unit costs increased temporarily in Q1 reflecting lower throughput, fixed‑cost absorption and the impact of foreign exchange. In addition, fuel costs increased, driven by higher diesel prices and the increased proportion of operating costs attributable to fuel at the Curragh open pit, however, Mammoth and Buchanan have little direct exposure to higher diesel cost. While volatility in global energy markets may place ongoing upward pressure on diesel prices, the Company’s forward pricing assumptions are aligned with current market curves, improving production rates and better coal recovery. The Company’s productivity initiatives are expected to support unit cost performance through Q2 and into the second half of FY26. These Q1 impacts reflect the planned phasing of operational activity early in the year and currently do not alter the Company’s expected full‑year production or cost guidance when normalised for a weaker AUD. The Stanwell prepayment arrangement entered into in 2025, together with no rebate payable, delivered approximately US$50M of cash benefit during the quarter, materially improving liquidity and cash flow; despite no impact on reported realised pricing due to its accounting treatment. Available liquidity amounts to $120M at the end of the March quarter. The short-term working capital funding levers set out in the Company’s FY25 full-year results presentation amounting to an estimated US$95M remain fully available. The cash balance does not include any material short-term liquidity initiatives, today’s cash balance is in line with the quarter-end balance. The Company is actively assessing strategic options for the Logan Complex, including potential disposal. This is intended to minimise ongoing idling and holding costs while preserving flexibility; and the Company would expect any such disposal to be cash‑positive relative to an extended care and maintenance scenario. In line with the Company’s prior communications, the Company expects to impair the Logan Complex to reflect its’ current idled status and the structurally challenged High Vol market environment. This would result in a non-cash balance sheet adjustment of approximately US$160M during the quarter, subject to audit review. During the quarter, Coronado commenced a structural operational and commercial reset focused on cash generation and balance sheet improvement. Following completion of the recent expansion phase, the reset is centred on restructured mine plans, productivity initiatives, contractor and fleet optimisation and proposed improvements to risk sharing within contract structures. These actions are being implemented within the existing asset base and operating footprint and do not require incremental capital expenditure. As volumes increase following the quarter, these initiatives are expected to support improved operating leverage, increased cash flow and balance sheet improvement through the remainder of FY26. Looking ahead, forward pricing remains supportive, with PLV HCC FOB AUS Index Prices around US$230/t into mid‑2026. Combined with improving operational execution, higher production rates following March quarter activity, structural operational and expected commercial resets together with the absence of large‑scale expansion capital, Coronado believes it is positioned to deliver progressively stronger cash generation and balance sheet improvement over the remainder of FY26. Capital expenditure remained tightly controlled, with approximately US$34M invested during the quarter, consistent with guidance and reflecting the Company’s continued focus on cash preservation following completion of the recent growth phase. Coronado expects to release its audited financial statements for the quarter ended 31 March 2026 (SEC Form 10-Q) to the market on 12 May 2026 (AEST). Coronado quotes all numbers in U.S. dollars. This Quarterly Report was authorised for release by the Board of Coronado Global Resources Inc. Contacts Coronado Global Resources Inc. ARBN: 628 199 468 Registered Office: Level 33, Central Plaza One, 345 Queen Street, Brisbane QLD 4000 Australia. T: +61 7 3031 7777 | E: investors@coronadoglobal.com | www.coronadoglobal.com Investors Media Chantelle Essa Helen McCombie Vice President Investor Relations Sodali & Co T: +61 477 949 261 T: +61 411 756 248 E: cessa@coronadoglobal.com E: helen.mccombie@sodali.com

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APPENDIX

Quarterly Production and Sales Volumes by Mine

Summary Information (unaudited)		Mar Q26	Dec Q25	Change	Mar 2026 YTD	Mar 2025 YTD	Change
ROM production	**Mt**	**5.4**	**6.9**	**-21.7%**	**5.4**	**5.8**	**-7.3%**
Curragh	Mt	2.2	3.8	-41.5%	2.2	2.4	-8.7%
Buchanan	Mt	2.2	1.8	22.5%	2.2	1.8	20.8%
Logan	Mt	1.0	1.3	-23.7%	1.0	1.6	-36.6%
Saleable production	**Mt**	**3.0**	**4.3**	**-30.7%**	**3.0**	**3.5**	**-14.8%**
Curragh	Mt	1.7	3.1	-44.4%	1.7	2.2	-21.3%
Buchanan	Mt	1.0	0.8	19.3%	1.0	0.8	23.0%
Logan	Mt	0.3	0.4	-28.9%	0.3	0.5	-46.7%
Sales volumes	**Mt**	**3.5**	**4.4**	**-22.2%**	**3.5**	**3.4**	**0.4%**
Curragh	Mt	2.2	3.0	-28.5%	2.2	2.2	-4.0%
Buchanan	Mt	1.1	1.0	18.3%	1.1	0.8	36.84%
Logan	Mt	0.2	0.5	-63.8%	0.2	0.4	-53.5%

Some numerical figures in the above table have been subject to rounding adjustments. Accordingly, numerical figures shown as totals may not equal the sum of the figures that follow them.

CAUTIONARY NOTICE REGARDING FORWARD-LOOKING STATEMENTS

This report contains forward-looking statements concerning our business, operations, financial performance and condition, the coal, steel and other industries, and our plans, objectives and expectations for our business, operations, financial performance and condition. Forward-looking statements may be identified by words such as "may", "could", "believes", "estimates", "expects", "intends", "plans", "considers", "forecasts", "anticipates", "targets" and other similar words that involve risk and uncertainties. Forward-looking statements provide management's current expectations or predictions of future conditions, events or results. All statements that address operating performance, events or developments that we expect or anticipate will occur in the future are forward-looking statements. They may include estimates of revenues, income, earnings per share, cost savings, capital expenditures, dividend payments, share repurchases, liquidity, capital structure, including the proposed refinancing and/or replacement of our current asset-based loan, market share, industry volume, or other financial items, descriptions of management's plans or objectives for future operations, risk inherent to mining operations, such as adverse weather conditions, or descriptions or assumptions underlying any of the above. All forward-looking statements speak only as of the date they are made and reflect the Company's good faith beliefs, assumptions and expectations, but they are not a guarantee of future performance or events. Furthermore, the Company disclaims any obligation to publicly update or revise any forward-looking statement, except as required by law. By their nature, forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. Factors that might cause such differences include, but are not limited to, a variety of economic, competitive and regulatory factors, many of which are beyond the Company's control, that are described in our Annual Report on Form 10-K for the fiscal year ended 31 December 2025 filed with the ASX and SEC on 04 March 2026 (SEC 03 March 2026) (referred to in this report as the FY25 Form 10-K), as well as additional factors we may describe from time to time in other filings with the ASX and SEC. You may get such filings for free at our website at www.coronadoglobal.com. You should understand that it is not possible to predict or identify all such factors and, consequently, you should not consider any such list to be a complete set of all potential risks or uncertainties.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

This report includes a discussion of results of operations and references to and analysis of certain non-GAAP measures (as described below) which are financial measures not recognised in accordance with U.S. GAAP. Non-GAAP financial measures are used by the Company and investors to measure operating performance.

Non-GAAP financial measures used in this report include (i) Group Realised Price Per Tonne of Coal Sold, which we define as Coal revenues divided by Coal Sales volumes; (ii) Realised Price Per Tonne of Met Coal Sold, which we define as Met Coal revenues divided by Met Coal Sales volumes; (iii) Realised Price Per Tonne of Export Thermal Coal Sold, which we define as Thermal Coal Export revenues divided by Thermal Coal Export Sales volumes; (iv) Realised Price Per Tonne of Domestic Thermal Coal Sold, which we define as Thermal Coal Domestic revenues divided by Thermal Coal Domestic Sales volumes and (v) Average Mining Cash Costs Per Tonne Produced, which we define as mining cash costs divided by saleable production volumes.

We evaluate our mining cash cost on a cost per metric tonne basis. Mining cash costs is based on reported cost of coal revenues less inventory movement, which is shown on our statement of operations and comprehensive income exclusive of freight expense, Stanwell rebate, other royalties, depreciation, depletion and amortization and selling, general and administrative expenses, adjusted for other items that do not relate directly to the costs incurred to produce coal at the mine.

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Reconciliations of certain forward-looking non-GAAP financial measures, including market guidance, to the most directly comparable GAAP financial measures are not provided because the Company is unable to provide such reconciliations without unreasonable effort, due to the uncertainty and inherent difficulty of predicting the occurrence and the financial impact of items impacting comparability and the periods in which such items may be recognised. For the same reasons, the Company is unable to address the probable significance of the unavailable information, which could be material to future results.

A reconciliation of consolidated costs and expenses, consolidated operating costs, and consolidated mining costs are shown below:

	For the three months ended 31 March 2026				
(In US$000, except for volume data, unaudited)	Australia	United States	Other / Corporate	Total Consolidated	Buchanan
Total costs and expenses	**363,726**	**229,707**	**5,235**	**598,668**	**177,458**
Less: Selling, general and administrative expense	(6)	-	(4,624)	(4,630)	-
Less: Depreciation, depletion and amortization	(18,026)	(24,699)	(611)	(43,336)	(17,389)
Total operating costs	**345,694**	**205,008**	**-**	**550,702**	**160,069**
Less: Other royalties	(23,936)	(6,412)	-	(30,348)	(5,019)
Less: Stanwell rebate	9,272	-	-	9,272	-
Less: Freight expenses	(41,692)	(44,032)	-	(85,724)	(44,032)
Less: Other costs (including non-mining costs)	(7,222)	(937)	-	(8,159)	(664)
Less: Inventory movement	(28,226)	(6,769)	-	(34,995)	(11,938)
Total mining costs	**253,890**	**146,858**	**-**	**400,748**	**98,416**
Saleable production (Mt)	1.7	1.3	-	3.0	1.0
Average mining cash costs per tonne produced	**148.8**	**117.0**	**-**	**135.3**	**99.7**

	For the three months ended 31 December 2025				
(In US$000, except for volume data, unaudited)	Australia	United States	Other / Corporate	Total Consolidated	Buchanan
Total costs and expenses	**410,655**	**222,452**	**16,365**	**649,472**	**139,964**
Less: Selling, general and administrative expense	(8)	-	(15,768)	(17,776)	-
Less: Depreciation, depletion and amortization	(23,744)	(25,782)	(597)	(50,123)	(18,712)
Total operating costs	**386,903**	**196,670**	**-**	**583,573**	**121,252**
Less: Other royalties	(36,098)	(9,592)	-	(45,690)	(4,459)
Less: Stanwell rebate	(30,427)	-	-	(30,427)	-
Less: Freight expenses	(47,695)	(25,703)	-	(73,398)	(25,703)
Less: Other costs (including non-mining costs)	(3,389)	(847)	-	(4,236)	(540)
Less: Inventory movement	3,792	(22,408)	-	(18,616)	(9,405)
Total mining costs	**273,086**	**138,120**	**-**	**411,206**	**81,145**
Saleable production (Mt)	3.1	1.2	-	4.3	0.8
Average mining cash costs per tonne produced	**89.0**	**114.7**	**-**	**96.2**	**98.0**

	For the three months ended 31 March 2025				
(In US$000, except for volume data, unaudited)	Australia	United States	Other / Corporate	Total Consolidated	Buchanan
Total costs and expenses	**355,125**	**198,538**	**8,876**	**562,539**	**134,026**
Less: Selling, general and administrative expense	-	-	(8,333)	(8,333)	-
Less: Depreciation, depletion and amortization	(16,758)	(23,220)	(543)	(40,521)	(14,341)
Total operating costs	**338,367**	**175,318**	**-**	**513,685**	**119,685**
Less: Other royalties	(32,414)	(8,939)	-	(41,353)	(4,252)
Less: Stanwell rebate	(21,853)	-	-	(21,853)	-
Less: Freight expenses	(40,624)	(19,564)	-	(60,188)	(19,564)
Less: Other costs (including non-mining costs)	(5,315)	(1,664)	-	(6,979)	(916)
Less: Inventory movement	(39,956)	13,342	-	(26,614)	(2,368)
Total mining costs	**198,205**	**158,493**	**-**	**356,698**	**92,585**
Saleable production (Mt)	2.2	1.3	-	3.5	0.8
Average mining cash costs per tonne produced	**91.4**	**121.5**	**-**	**102.7**	**115.4**

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A reconciliation of Realised Price Per Tonne Sold is shown below for each of the periods presented in this report:

	For the three months ended 31 March 2026			
(In US$'000, except for volume data, unaudited)	Australian Operations	U.S. Operations	Consolidated	Buchanan
Total Revenues	**259,261**	**208,105**	**467,366**	**190,127**
Less: Other revenues	6,682	19	6,701	18
Total coal revenues	**252,579**	**208,086**	**460,665**	**190,109**
Less: Thermal coal revenues	42,414	9,804	52,218	98
Met Coal revenues	**210,165**	**198,282**	**408,447**	**190,011**
Volume of Met Coal sold (Mt)	1.3	1.2	2.5	1.1
Average realised Met price per tonne sold	**162.5**	**168.5**	**165.4**	**171.3**

	For the three months ended 31 December 2025			
(In US$'000, except for volume data, unaudited)	Australian Operations	U.S. Operations	Consolidated	Buchanan
Total Revenues	**351,859**	**198,675**	**550,534**	**133,563**
Less: Other revenues	7,563	12	7,575	11
Total coal revenues	**344,296**	**198,663**	**542,959**	**133,552**
Less: Thermal coal revenues	57,910	6,049	63,959	170
Met Coal revenues	**286,386**	**192,614**	**479,000**	**133,382**
Volume of Met Coal sold (Mt)	1.9	1.3	3.2	0.9
Average realised Met price per tonne sold	**151.6**	**144.9**	**148.8**	**144.8**

	For the three months ended 31 March 2025			
(In US$'000, except for volume data, unaudited)	Australian Operations	U.S. Operations	Consolidated	Buchanan
Total Revenues	**273,277**	**175,971**	**449,248**	**120,359**
Less: Other revenues	7,253	544	7,797	10
Total coal revenues	**266,024**	**175,427**	**441,451**	**120,349**
Less: Thermal coal revenues	15,959	3,990	19,949	-
Met Coal revenues	**250,065**	**171,437**	**421,502**	**120,349**
Volume of Met Coal sold (Mt)	1.6	1.2	2.8	0.8
Average realised Met price per tonne sold	**152.9**	**149.0**	**151.3**	**145.9**

	For the three months ended 31 March 2026		
(In US$'000, except for volume data, unaudited)	Australian Operations	U.S. Operations	Consolidated
Total Revenues	**259,261**	**208,105**	**467,366**
Less: Other revenues	6,682	19	6,701
Total coal revenues	**252,579**	**208,086**	**460,665**
Less: Met coal revenues	210,165	198,283	408,448
Thermal coal revenues	**42,414**	**9,803**	**52,217**
Less: Export thermal coal revenues	13,128	9,706	22,834
Domestic thermal coal revenues	**29,286**	**97**	**29,383**
Volume of Domestic thermal coal sold (Mt)	0.7	-	0.7
Realised price per Mt of Domestic thermal coal sold	**41.4**	**5.3**	**40.5**

	For the three months ended 31 December 2025		
(In US$'000, except for volume data, unaudited)	Australian Operations	U.S. Operations	Consolidated
Total Revenues	**351,859**	**198,675**	**550,534**
Less: Other revenues	7,563	12	7,575
Total coal revenues	**344,296**	**198,663**	**542,959**
Less: Met coal revenues	286,386	192,614	479,000
Thermal coal revenues	**57,910**	**6,049**	**63,959**
Less: Export thermal coal revenues	25,611	5,879	31,490
Domestic thermal coal revenues	**32,299**	**170**	**32,469**

QUARTERLY REPORT: Q1, MARCH 2026 8

QUARTERLY REPORT
MARCH 2026

Volume of Domestic thermal coal sold (Mt)	0.8	-	0.8
Realised price per Mt of Domestic thermal coal sold	**40.0**	**5.3**	**38.7**

(In US$'000, except for volume data, unaudited)	For the three months ended 31 March 2025 Australian Operations	U.S. Operations	Consolidated
Total Revenues	**273,277**	**175,971**	**449,248**
Less: Other revenues	7,253	544	7,797
Total coal revenues	**266,024**	**175,427**	**441,451**
Less: Met coal revenues	250,066	171,437	421,503
Thermal coal revenues	**15,958**	**3,990**	**19,948**
Less: Export thermal coal revenues	-1	3,990	3,989
Domestic thermal coal revenues	**15,959**	**-**	**15,959**
Volume of Domestic thermal coal sold (Mt)	0.6	-	0.6
Realised price per Mt of Domestic thermal coal sold	**26.0**	**-**	**26.0**

(In US$'000, except for volume data, unaudited)	For the three months ended 31 March 2026 Australian Operations	U.S. Operations	Consolidated
Total Revenues	**259,261**	**208,105**	**467,366**
Less: Other revenues	6,682	19	6,701
Total coal revenues	**252,579**	**208,086**	**460,665**
Less: Met coal revenues	210,165	198,283	408,448
Thermal coal revenues	**42,414**	**9,803**	**52,217**
Less: Domestic thermal coal revenues	29,286	98	29,384
Export thermal coal revenues	**13,128**	**9,705**	**22,833**
Volume of Export thermal coal sold (Mt)	0.2	0.1	0.3
Realised price per Mt of Export thermal coal sold	**83.0**	**91.7**	**86.5**

(In US$'000, except for volume data, unaudited)	For the three months ended 31 December 2025 Australian Operations	U.S. Operations	Consolidated
Total Revenues	**351,859**	**198,675**	**550,534**
Less: Other revenues	7,563	12	7,575
Total coal revenues	**344,296**	**198,663**	**542,959**
Less: Met coal revenues	286,386	192,614	479,000
Thermal coal revenues	**57,910**	**6,049**	**63,959**
Less: Domestic thermal coal revenues	32,298	170	32,468
Export thermal coal revenues	**25,612**	**5,879**	**31,491**
Volume of Export thermal coal sold (Mt)	0.3	0.1	0.4
Realised price per Mt of Export thermal coal sold	**80.0**	**83.3**	**80.6**

(In US$'000, except for volume data, unaudited)	For the three months ended 31 March 2025 Australian Operations	U.S. Operations	Consolidated
Total Revenues	**273,277**	**175,971**	**449,248**
Less: Other revenues	7,253	544	7,797
Total coal revenues	**266,024**	**175,427**	**441,451**
Less: Met coal revenues	250,066	171,437	421,503
Thermal coal revenues	**15,958**	**3,990**	**19,948**
Less: Domestic thermal coal revenues	15,958	-	15,958
Export thermal coal revenues	**-**	**3,990**	**3,990**
Volume of Export thermal coal sold (Mt)	-	-	-
Realised price per Mt of Export thermal coal sold	**-**	**85.5**	**85.5**

QUARTERLY REPORT: Q1, MARCH 2026 9

QUARTERLY REPORT
MARCH 2026

(In US$'000, except for volume data, unaudited)	Australian Operations	U.S. Operations	Consolidated	Buchanan
	For the three months ended 31 March 2026			
Total Revenues	**259,261**	**208,105**	**467,366**	**190,127**
Less: Other revenues	6,682	19	6,701	18
Total coal revenues	**252,579**	**208,086**	**460,665**	**190,109**
Volume of coal sold (Mt)	2.2	1.3	3.5	1.1
Realised price per Mt of coal sold	**117.0**	**159.9**	**133.2**	**168.5**

(In US$'000, except for volume data, unaudited)	Australian Operations	U.S. Operations	Consolidated	Buchanan
	For the three months ended 31 December 2025			
Total Revenues	**351,859**	**198,675**	**550,534**	**133,563**
Less: Other revenues	7,563	12	7,575	11
Total coal revenues	**344,296**	**198,663**	**542,959**	**133,552**
Volume of coal sold (Mt)	3.0	1.4	4.4	1.0
Realised price per Mt of coal sold	**114.1**	**138.7**	**122.0**	**140.1**

(In US$'000, except for volume data, unaudited)	Australian Operations	U.S. Operations	Consolidated	Buchanan
	For the three months ended 31 March 2025			
Total Revenues	**273,277**	**175,971**	**449,248**	**120,359**
Less: Other revenues	7,253	544	7,797	**10**
Total coal revenues	**266,024**	**175,427**	**441,451**	**120,349**
Volume of coal sold (Mt)	2.2	1.2	3.4	**0.8**
Realised price per Mt of coal sold	**118.3**	**146.5**	**128.1**	**145.9**

A reconciliation of Available Liquidity is shown below for each of the periods presented in this report:

(In US$000, except for volume data, unaudited)	31 March 2026 Total Consolidated	31 December 2025 Total Consolidated
Cash and cash equivalents	**121,260**	**172,032**
Less: Restricted cash	(251)	(251)
Cash and cash equivalents (excluding restricted cash)	**121,009**	**171,781**
Available Liquidity	**121,009**	**171,781**

QUARTERLY REPORT: Q1, MARCH 2026 10

QUARTERLY REPORT
MARCH 2026
Coronado STEEL STARTS HERE

GLOSSARY

A$ or AUD	Australian dollar currency
ABL Facility	Asset Based Lending facility
AEST	Australian Eastern Standard Time
AU / AUS	Australia
ASX	Australian Securities Exchange
Available Liquidity	Refer Non-GAAP Financial Measures section
Average Mining Cash Costs Per Tonne Produced	Refer Non-GAAP Financial Measures section (also referred to in this document as 'unit cost')
Buchanan	The Company's Buchanan Mine Complex in the U.S.
Capital Expenditure	Expenditure included as a component of Investing Activities within the Coronado Consolidated Statement of Cash Flows
CDI	Chess Depositary Interest
CHPP	Coal Handling Preparation Plant
Closing Cash	Cash and Cash Equivalents (excluding restricted cash) at the end of the quarter
Curragh	The Company's Curragh Mine Complex in Australia
EBITDA	Earnings before interest, tax, depreciation, and amortization
FOB	Free On Board in the vessel at the port
FOR	Free on Rail in the railcar at the mine
Free Cash Flow	Net Cash from Operating Activities less cash taxes, Capital Expenditure, Acquisition Expenditure, amounts reserved for Capital / Acquisition Expenditure and amounts required for Fixed Dividends and Debt Servicing.
FY	Full Year 1 January to 31 December
Group	Coronado Global Resources Inc and all subsidiary entities in Australia and the United States
Group average realised pricing	Group average realised pricing represents total coal revenues divided by total coal sales volumes and reflects the blended outcome of metallurgical and thermal coal sales.
H1	First six months of calendar year
HCC	Hard coking coal
High Vol	High volatile Met Coal being either High Vol A or High Vol B
HVA	High Vol A
HVB	High Vol B
Kt	Thousand tonnes, metric
Logan	The Company's Logan Mine Complex in the U.S.
LTI	Lost Time Injury
LV	Low volatile Met Coal
LV HCC FOB USEC index price	Low-Volatile Hard Coking Coal Free On Board United States East Coast benchmark index price
Mammoth	Mammoth Underground Mine, part of the Curragh Mine Complex
Mbcms	Million Bank Cubic Metres of waste movement
Met Coal	Metallurgical quality coal
Mt	Million tonnes, metric
Net (Debt) / Cash	Refer Non-GAAP Financial Measures section
NEWC Thermal index price	Thermal Coal Free On Board Newcastle (Australia) (NEWC) benchmark index price
PCI	Pulverised Coal Injection
PLV HCC FOB AUS index price	Premium Low-Volatile Hard Coking Coal Free On Board Australian benchmark index price
PLV HCC CFR China index price	Premium Low-Volatile Hard Coking Coal (including cost of freight) to China benchmark index price
Prime Waste	Overburden removed (excluding rehandled waste) to gain access to the ore body
Realised pricing	Actual price received
Average realised Met price per tonne sold	Refer Non-GAAP Financial Measures section
ROM	Run of Mine, coal mined unwashed
Saleable production	Coal available to sell, either washed or bypassed
Sales volumes	Sales to third parties
SGX Forward Curve	Singapore Exchange Australian Coking Coal futures quotes
Strip Ratio	Ratio of overburden removed to coal mined (ROM)
tCO2e	Tonnes of Carbon Dioxide equivalent emissions
Total Waste	Overburden removed (including rehandled waste) to gain access to the ore body
TRIFR	Total Reportable Injury Frequency Rate, is the number of fatalities, lost time injuries, cases or substitute work and other injuries requiring medical treatment per Million hours worked on a rolling 12-month basis (used in Australia)
TRIR	Total Reportable Incident Rate, is a mathematical computation that takes into account how many Mine Safety and Health Administration (MSHA) recordable incidents our Company has per 200,000 hours worked on a rolling 12-month basis (used in the U.S. and for the Group)
US$ or USD	United States dollar currency
U.S.	United States of America
VWAP	Volume Weighted Average Realised Price
YTD	Year-to-date for the calendar year

QUARTERLY REPORT: Q1, MARCH 2026 11